Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

BONDS.COM GROUP, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

U.S. $[ ]	June 30, 2009

THIS SECURED CONVERTIBLE PROMISSORY NOTE (this “Note”) is made as of the 30th day of June 2009, by Bonds.com Group, Inc., a Delaware corporation (the “Maker”), in favor of [_____________] or its assigns (“Payee”).

RECITALS

WHEREAS, this Note is being issued pursuant to and in connection with a Secured Convertible Note and Warrant Purchase Agreement dated June 30, 2009 (the “Purchase Agreement”) among the Maker, the Payee and certain other Purchasers set forth therein.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and for and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Payee hereby covenant and agree as set forth below.

FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Payee, the principal sum of [_______________ DOLLARS ($________)], or such lesser amount as may from time to time be otherwise owing from Maker to Payee under this Note, together with interest on the principal amount from time to time outstanding hereunder accrued from the date hereof at the rate and in the manner set forth below.  All payments of principal or interest or both shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America.

This Note is subject to the following terms and conditions:

1.           Payments of Principal and Interest.

(a)           Repayment.  Unless otherwise repaid, exchanged or converted as provided herein, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on April 30, 2011 (the “Maturity Date”).  Payee’s conversion rights shall be extinguished upon payment in full of all principal and accrued interest and all other amounts due hereunder on or after the Maturity Date.  Interest shall accrue and be payable in arrears on the Maturity Date.

(b)           Prepayment.  The Maker shall not have the right to repay this Note or any Notes unless consented to in writing by the Payee.

(c)           Manner of Payment.  Maker shall send a written notice to the Holder not less then 15 days prior to the Maturity Date requesting that the Holder inform the Maker as to whether the Holder wishes to have the outstanding principal and interest due under this Note repaid on the Maturity Date in either: (i) immediately available funds, or (ii) shares of Common Stock at a price per share equal to the then existing Conversion Price (as defined below) (the “Form of Payment Instruction”).  The Holder shall provide the Form of Payment Instruction to the Maker in writing no later then three days prior to the Maturity Date. Maker shall make payment in accordance with the Form of Payment Instruction and the terms of this Note no later than 5:30 p.m. E.S.T. on the date when due.    Each payment of principal and of interest shall be paid by Maker without setoff or counterclaim to Payee at Payee’s address set forth below, or to such other location or accounts within the United States as Payee may specify in writing to Maker from time to time.  Notwithstanding the foregoing, in the event that the Maker does not receive the Form of Payment Instruction within the time frame set forth above, the Maker shall be entitled to choose whether to repay the Note in immediately available funds or shares of Common Stock.

(d)           Cancellation; Surrender.  After all amounts owed on this Note have been satisfied in full and/or all amounts due under this Note have been converted into Common Stock, this Note will be surrendered to Maker, duly endorsed, at the principal offices of Maker or any transfer agent for Maker.  Payee shall also execute and deliver any ancillary agreements as may be reasonably requested to effect the exchange of this Note.  Maker shall pay any and all issue and other taxes, if any, that may be payable in respect of any issue or delivery of the securities hereunder.

2.           Interest Rate.

(a)           This Note will bear interest at the rate of ten percent (10%) per year, from the date hereof to and including the date of payment, exchange or conversion of this Note.  Interest on this Note shall be calculated on the basis of actual days elapsed and a 360-day year of twelve 30-day months, compounded annually.

(b)           Interest on this Note shall be due and payable on the earlier of (i) conversion of the Notes by the Payee or (iii) the Maturity Date (each such date, an “Interest Payment Date”), except that if such date is not a business day then the Interest Payment Date shall be the next day that is a business day. Any accrued interest that is not otherwise paid in cash or in shares of Common Stock on the applicable Interest Payment Date (whether due to Maker’s inability to pay such interest in cash or in shares of Common Stock) shall automatically, and without any action on the part of Maker, accrue and be added to the outstanding principal and interest due under the Note on such Interest Payment Date.

(c)           Interest shall be paid in the same form (i.e. cash or share of Common Stock) as the form in which the associated principal amount is paid.

3.            Voluntary Conversion.

(a)           Generally. At any time at which there is principle or interest outstanding under this Note, the Payee shall be entitled upon written notice to the Maker to convert all of the principal and interest due hereunder into shares of Common Stock of the Maker. Such Conversion shall occur upon the date of the provision of such written notice and shall be effectuated at a price (the “Conversion Price”) per share equal to the lower of: (i) $0.375 per share (as adjusted for stock splits, combinations and the like) and (ii) the price per share (as adjusted for stock splits, combinations and the like) of any shares of Common Stock sold by the Company to any person or entity other then pursuant to an Excluded Transaction (as defined below) while this Note is outstanding.  For the purposes hereof, the term Exempted Transaction shall mean: (i) the issuance of options and/or restricted stock to employees and consultants of the Maker and approved by the board of directors of the Maker and (ii) warrants issued to third parties in strategic transactions and approved by the board of directors of the Maker.

(b)           Mechanics of Conversion.  No fractional shares of the Maker’s capital stock will be issued upon conversion of this Note.  In lieu of any fractional share to which the Payee would otherwise be entitled, the Maker will pay to the Payee in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.  Upon conversion of this Note pursuant to this Section 3, the Payee shall surrender this Note, duly endorsed, at the principal offices of the Maker or any transfer agent of the Maker.  At its expense, the Maker will, as soon as practicable thereafter, issue and deliver to such Payee, at such principal office, a certificate or certificates for the number of shares to which such Payee is entitled upon such conversion, together with any other securities and property to which the Payee is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein.  Upon conversion of this Note, the Maker will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

4.            Events of Default.  The following are “Events of Default” hereunder:

(a)           any failure by Maker to pay when due all or any principal or accrued interest hereunder;

(b)           any representation or warranty made by or on behalf of Maker in this Purchase Agreement proves to have been incorrect, false or misleading in any material respect on the date of which made;

(c)           any failure by Maker to perform any covenant or agreement under this Note or any other agreement, document or instrument contemplated hereby and such failure shall remain uncured for a period of fifteen (15) days after receipt by Maker of written notice of such failure from Payee;

(d)           if Maker or any of its material subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Bankruptcy Code, (v) file a voluntary petition in bankruptcy or a petition for bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law and such petition or proceeding shall remain undismissed or unstayed for thirty (30) days, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(e)           any dissolution, liquidation or winding up of Bonds.com. or any substantial portion of their businesses;

(f)            any cessation of operations by Bonds.com or Bonds.com is otherwise generally unable to pay its debts as such debts become due;

(g)           if a default with respect to payment of indebtedness of $100,000 or more occurs under any other loan agreement, note or other instrument or evidence of indebtedness of Maker and continues beyond any applicable grace period therein provided; or

provided, however, that with respect to any Event of Default (other than under Section 5(a) (with respect to payment of principal), 5(d), or 5(e)), the Maker shall have ten (10) business days to cure such Event of Default following the receipt of a written notice of such Default from the Payee.

5.            Remedies on Default.  If any Event of Default shall occur and be continuing, then the entire principal and all accrued interest under this Note shall, at the option of Payee (except in the case of an Event of Default under Section 5(d) or 5(e) above, in which event acceleration shall be automatic), become immediately due and payable, without notice or demand and such principal and accrued interest shall be paid by the Maker in accordance with the provisions of Section 1(c) hereof.

6.            Certain Waivers.  Except as otherwise expressly provided in this Note, Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default and notice of any and all of the foregoing.

7.            No Impairment.  Maker will not, by amendment of its articles of incorporation, bylaws, or through reorganization, consolidation, merger, dissolution, sale of assets, or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Payee against impairment.

8.           Amendments.  This Note may not be changed orally, but only by an agreement in writing and signed by holders holding at least a majority of the principal amounts outstanding under the Notes.

9.           GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OF FLORIDA OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS NOTE OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.          Notices.  All notices and communications shall be in writing and shall be delivered pursuant to the addresses and consistent with the procedures set forth in the Purchase Agreement.

11.          Transaction and Enforcement Costs.  In the event that Payee shall, after the occurrence and during the continuance of an Event of Default (and provided that Payee shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this Note over to an attorney for collection, Maker shall further be obligated to Payee for Payee’s reasonable attorneys’ fees and expenses incurred in connection with such collection as well as any other reasonable costs incurred by Payee in connection with the collection of all amounts due hereunder.

12.          Loss, Theft, Destruction or Mutilation of Note.  Upon notice by Payee to Maker of the loss, theft, destruction or mutilation of this Note, and upon surrender and cancellation of this Note, if mutilated, Maker, as its expense, will make and deliver a new note of like tenor, in lieu of this Note, subject to receipt of an Affidavit of Loss by the Company and reasonably satisfactory indemnification (as determined by the Company).

13.          Successors and Assigns.  This Note and the obligations and rights of Maker hereunder, shall be binding upon and inure to the benefit of Maker, the holder of this Note, and their respective successors and assigns.  This Note shall not be assigned by the Maker or Payee whether by contract or by law, or in a merger or any other similar transaction.

14.          Severability.  In the event that any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Note will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided, however, that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Note to such party.
15.          Further Assurances.  Maker and its agents shall each cooperate with Payee and use (or cause its agents to use) its best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things necessary, proper or advisable under this Note and applicable laws to consummate and make effective all transactions contemplated by this Note as soon as practicable following the request of Payee, and (ii) obtain all approvals required to be obtained from any third party necessary, proper or advisable to the transactions contemplated by this Note.

16.          Usury.  Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Maker and Payee intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force.  If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

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IN WITNESS WHEREOF, Maker has duly caused this Note to be signed on its behalf, in its company name and by its duly authorized officer as of the date first set forth above.

BONDS.COM GROUP, INC.

By.
Name:
Title:

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to exercise the right set forth in Section 3 of the Promissory Note of BONDS.COM GROUP, INC. dated as of______________, 20___, to convert $ _______________ of principal due under such Promissory Note (and all associated accrued interest) into shares of Common Stock of BONDS.COM GROUP, INC. at a Conversion Price of $0.375 per share, for an aggregate total of ____________ shares of Common Stock.

Please deliver the stock certificate to:

Dated:

[Name of Holder]

By: